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                                                             EXHIBIT 99.22(m)(1)

                                   SSgA FUNDS

                              PLAN OF DISTRIBUTION
                             PURSUANT TO RULE 12b-1

                                                                 January 8, 1992
                                                    Restated as of April 9, 2002

     WHEREAS, the SSgA Funds, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

     WHEREAS, the Trust was formerly known as The Seven Seas Series Fund and changed its name to the SSgA Funds effective on December 27, 1996;

     WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series, with the shares of each such series representing the interests in a separate portfolio of securities and other assets;

     WHEREAS, the Trust adopted a Plan of Distribution pursuant to Rule 12b-1 under the Act for The Seven Seas Series Short Term Government Bond fund, the Seven Seas Series S&P 500 Index Fund, The Seven Seas Series S&P Midcap Index Fund, the Seven Seas Series Matrix Synthesis Fund, The Seven Seas Series International European Index Fund, and The Seven Seas Series International Pacific Index Fund portfolio series (the "Initial Funds");

     WHEREAS, certain of such Initial Funds have subsequently been renamed or have been dissolved and, together with other series subsequently established by the Trust, the Trust has adopted a Plan of Distribution pursuant to Rule 12b-1 under the Act for the: SSgA Money Market Fund, SSgA US Government Money Market Fund, SSgA Disciplined Equity Fund, SSgA S&P 500 Index Fund, SSgA Small Cap Fund, SSgA Yield Plus Fund, SSgA International Stock Selection Fund, SSgA Bond Market Fund, SSgA US Treasury Money Market Fund, SSgA Growth and Income Fund, SSgA Intermediate Fund, SSgA Prime Money Market Fund, SSgA Emerging Markets Fund, SSgA Tax Free Money Market Fund, SSgA Tuckerman Active REIT Fund, SSgA International Growth Opportunities Fund, SSgA High Yield Bond Fund, SSgA Special Equity Fund, SSgA Aggressive Equity Fund, SSgA IAM SHARES Fund, SSgA Intermediate Municipal Bond Fund, SSgA MSCI EAFE Index Fund, SSgA LifeSolutions Balanced Fund, SSgA LifeSolutions Growth Fund and SSgA LifeSolutions Income and Growth Fund -- such series, together with all other series subsequently established by the Trust, being referred to herein individually as a "Fund" and collectively as the "Funds";

     WHEREAS, the Trust employs a distributor (the "Distributor") as distributor of the shares of beneficial interest of the Funds (the "Shares") pursuant to a Distribution Agreement (the "Agreement");

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     WHEREAS, the Trustees approved this Plan of Distribution on January 8, 1992 pursuant to Rule 12b-1 under the Act;

     WHEREAS, this Plan was approved by a majority of the outstanding securities of the SSgA Money Market Fund and the SSgA US Government Money Market Fund on July 24, 1992 and was approved by the sole shareholder of the Initial Funds and each of the other Funds;

     WHEREAS, the Board of Trustees as a whole, and the Trustees who are not interested persons of the Trust (as defined in the Act) and who have no direct or indirect financial interests in the operation of this Plan or the Agreement (the "Qualified Trustees"), have determined, in the exercise of their reasonable business judgment and in light of their fiduciary duties under state law and under Section 36(a) and (b) of the Act, that there is a reasonable likelihood that this Plan and the Agreement will benefit the Funds and their shareholders, and have accordingly approved this Plan and the Agreement by votes cast in person at a meeting called for the purpose of voting on this Plan and the Agreement;

     WHEREAS, the Trust desires to restate this Plan to make non-material changes to incorporate subsequent addenda and reflect the Trust's change of name;

     NOW, THEREFORE, the Trust hereby adopts the Plan in accordance with Rule 12b-1 under the Act, on the following terms and conditions:

SECTION 1. DISTRIBUTION AND SHAREHOLDER SERVICING ACTIVITIES

     Subject to the supervision of the Trustees, the Trust and the Funds may engage, directly or indirectly, in financing any activities primarily intended to result in the sale of Shares, including, but not limited to, the following:
(1) payment of commissions and/or reimbursement to underwriters, securities dealers and others engaged in the sale of Shares, including payments to the Distributor to be used to pay commissions and/or reimbursement to securities dealers and others (including affiliates of the Distributor) engaged in the distribution and marketing of Shares or furnishing assistance to investors on an ongoing basis; (2) reimbursement of (i) direct out-of pocket expenditures incurred by the Distributor in connection with the distribution and marketing of Shares and the servicing of investor accounts, including expenses relating to the formulation and implementation of marketing strategies and promotional activities such as direct mail promotions and television, radio, newspaper, magazine and other mass media advertising, the preparation, printing and distribution of sales literature, the preparation, printing and distribution of Prospectuses of the Trust and reports of recipients other than existing shareholders of the Funds, and obtaining such information, analyses and reports with respect to marketing and promotional activities and investor accounts as the Trust may, from time to time, deem advisable and (ii) expenses incurred in connection with the promotion and sale of the Investment Company's Shares, including, without limitation, Distributor's expenses for rent, office supplies, equipment, travel, communication, compensation, and benefits for sales personnel; and (3) payment of any fees and expenses to shareholder servicing agent, including any investment adviser of the Trust ("Servicing Agents"), that have entered into shareholder servicing agreements with the Trust pursuant to which Servicing Agents may provide various shareholder

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services with respect to shares of the Funds held by or for customers of
Servicing Agents, including: answering inquiries regarding the Funds; assisting customers in changing dividend options, account designations and addresses; performing sub-accounting for such customers; establishing and maintaining customer accounts and records; processing purchase and redemption transactions; providing periodic statements showing customer's account balances and integrating such statements with those of other transactions and balances in the customers' other accounts serviced by the Servicing Agents; arranging for bank wires transferring customers' funds; and such other services as the customers may request in connection with the Funds, to the extent permitted by applicable statute, rule or regulation. For purposes of this Plan, references to the Prospectus of the Trust shall be deemed to include all Prospectuses and Statements of Additional Information of any of the Funds and of the Trust, all as from time to time amended and in effect.

     The Trust and the funds are authorized to engage in the activities listed above, and in other activities primarily intended to result in the sale of Shares or to make available shareholder services, either directly or through other persons with which the Trust has entered into agreements pursuant to the Plan.

SECTION 2. MAXIMUM EXPENDITURES

     The expenditures to be made pursuant to this Plan, and the basis upon which payment of such expenditures will be made, shall be determined by the Trust, but in no event shall such expenditures exceed the following:

     (i) with respect to distribution-related and shareholder servicing expenses of the Distributor, an annual rate of .25 of 1% of the average daily value of the net assets of the Fund; and

     (ii) with respect to shareholder services provided by Servicing Agents, an annual rate of .20 of 1% of the average daily value of the Shares of that Fund owned by or for shareholders with whom the Servicing Agent has a servicing relationship;

PROVIDED, HOWEVER, that the aggregate amount of payments to the Distributor and Servicing Agents shall in no event exceed .25% of the Fund's average net asset value per year.

     The expenditures to be made pursuant to this Plan shall commence with respect to each Fund as of the date on which this Plan becomes effective with respect to such Fund.

SECTION 3. PAYMENTS

     Pursuant to this Plan, the Trust shall make monthly payments to the Distributor or Servicing Agents at the annual rate provided for in Section 2 with respect to each Fund. The Distributor shall apply amounts received under
Section 2(i) to remit to and allocate among selected dealers and others (including affiliates of the Distributor), in consideration of and as reimbursement for expenses incurred in the provision of distribution and marketing services or furnishing assistance to investors on an ongoing basis, such amounts are as indicated in the Prospectus of the Trust, and (ii) to reimburse the Distributor for direct out-of-pocket expenses

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incurred in connection with the distribution and marketing of Shares of each
Fund and the servicing of investor accounts as contemplated by Section 1(2) hereof.

     In the event that the Distributor or any Servicing Agent is not fully reimbursed for payments made or expenses incurred by it in any fiscal year, the Distributor or Servicing Agent shall be entitled to carry forward such expenses to subsequent fiscal years for submission to the applicable Fund for payment subject always to the annual maximum expenditures for each Fund set forth in
Section 2 hereof; provided, however, the (i) each Fund's liability for any such expenses carried forward shall terminate at the end of two years following the year in which the expenditure was incurred, and (ii) nothing herein shall prohibit or limit the Trustees from terminating this Plan and all payments hereunder at any time pursuant to Section 4(e) hereof.

     Notwithstanding anything to the contrary herein, the aggregate of all payments to the Distributor shall not exceed at any time the aggregate of all payments made or expenses incurred by the Distributor pursuant to this Section 3.

SECTION 4. TERMS AND TERMINATION

     (a) EXISTING FUNDS. This plan shall become effective with respect to the Initial Funds as of January 8, 1992. This Plan shall continue in effect with respect to each Fund (subject to Section 4(c) hereof) until one year from the effective date, unless the continuation of this Plan shall have been approved with respect to that fund in accordance with the provisions of Section 4(c) hereof.

     (b) ADDITIONAL FUNDS. This Plan shall become effective with respect to each additional Fund upon commencement of the initial public offering thereof; provided that the Plan has previously been approved for continuation by votes of a majority of both (i) the Board of Trustees of the Trust, and (ii) the Qualified Trustees, cast in person at a meeting held before the initial public offering of such additional Fund and called for the purpose of voting on such approval. This Plan shall continue in effect with respect to each such additional fund (subject to Section 4(c) hereof) for one year after the date of such initial public offering, unless the continuation of this Plan shall have been approved with respect to such additional Fund in accordance with the provisions of Section 4(c) hereof. The Distributor and the Trust on behalf of each such additional Fund shall each sign an addendum hereto agreeing to be bound hereby and setting forth such specific and different terms as the parties may agree upon, including, without implied limitation, the amount and purpose of payments to be made hereunder.

     (c) CONTINUATION. This Plan and related agreements shall continue in effect with respect to each Fund subsequent to the initial term specified in
Section 4(a) and (b) for so long as such continuance is specifically approved at least annually by votes of a majority of both (i) the Board of Trustees of the Trust, and (ii) the Qualified Trustees, cast in person at a meeting called for the purpose of voting on this Plan and related agreements.

     (d) SHAREHOLDER APPROVAL. Notwithstanding the foregoing provisions of this Section 4, the continuance of this Plan with respect to the Initial Funds and any additional Fund subsequently established by the Trust is subject to the approval of this Plan by a majority of the

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outstanding voting securities (as defined in the Act) of such Fund at the initial meeting of shareholders after this plan becomes effective with respect thereto.

     (e)    TERMINATION.

            (i) This plan may be terminated at any time with respect to any Fund by vote of a majority of the Qualified Trustees, or by vote of a majority of the outstanding voting securities of that Fund, as the case may be. The Plan may remain in effect with respect to a Fund even if it has been terminated in accordance with this Section 4(e) with respect to one or more other Funds.

            (ii) The Agreement may be terminated at any time, without penalty, with respect to any Fund by a vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of that Fund on sixty days' written notice to the Distributor. In addition, the Agreement provides for automatic termination in the event of its assignment.

SECTION 5. AMENDMENTS

     This Plan may not be amended to increase materially the amount of distribution expenditures provided for herein unless such amendment is approved by a vote of a majority of the outstanding voting securities of each Fund, with respect to which a material increase in the amount of distribution expenditures is proposed, and no material amendment to the Plan shall be made unless approved in the manner provided for annual renewal in Section 4(c) hereof. Otherwise, the Plan may be amended with respect to any Fund by vote of a majority of the Qualified Trustees or the outstanding voting securities of that Fund.

SECTION 5. INDEPENDENT TRUSTEES

     While this Plan is in effect with respect to any Fund, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Trust shall be committed to the discretion of the Trustees who are not interested persons.

SECTION 7. QUARTERLY REPORTS

     The Treasurer of the Trust and the Treasurer of the Distributor shall provide to the Trustees and the Trustees shall review, at least quarterly, a written report of the amounts expended for distribution pursuant to this Plan and the purposes for which such expenditures were made.

SECTION 8. RECORDKEEPING

     The Trust shall preserve copies of this Plan, the Agreement and any related agreements and all reports made pursuant to Section 7 hereof, for a period of not less than six years from the date of this Plan and the Agreement, with the agreements or such reports, as the case may be, for the first two years to be kept in an easily accessible place.

SECTION 9. LIMITATION OF LIABILITY

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     The term "SSgA Funds" means and refers to the Trustees from time to time serving under the First Amended and Restated Master Trust Agreement, dated October 13, 1993, as amended ("Master Trust Agreement") as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the officers, agents or employees of the Trust, as provided in the Master Trust Agreement. The execution and delivery of this Plan and the Plan have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bond only the trust property of the Trust as provided in its Master Trust Agreement. The Master Trust Agreement further provides, and it is expressly agreed, that each Fund of the Trust shall be solely and exclusively responsible for the payment of its debts, liabilities and obligations and that no other Fund shall be responsible or liable for the same.

     IN WITNESS WHEREOF, the Trust has executed this Restated Plan of Distribution dated as of April 9, 2002, on the day and year set forth below in Tacoma, Washington.

                              SSgA FUNDS


                              By:
                                 ------------------------------------------
                              Lynn L. Anderson
                              Chairman and President

ATTEST:

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Date:
      ----------------

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                                 ADDENDUM ADDING
                            SSGA LARGE CAP VALUE FUND
                    SSGA LARGE CAP GROWTH OPPORTUNITIES FUND

TO THE SSgA FUNDS

                              PLAN OF DISTRIBUTION
                             PURSUANT TO RULE 12b-1

Pursuant to Paragraph 4(b) of the SSgA Funds' Plan of Distribution Pursuant to Rule 12b-1 ("Rule 12b-1 Plan"), the undersigned parties agree that the SSgA Large Cap Value Fund and SSgA Large Cap Growth Opportunities Fund (the "Funds") be added each as a "Fund" under the Rule 12b-1 Plan and further agree to be bound by the terms and conditions of the Rule 12b-1 Plan with respect to the Funds.

Notwithstanding anything to the contrary in Section 4 of the Rule 12b-1 Plan, the initial term of the Rule 12b-1 Plan with respect to the Funds shall be until April 12, 2004.

Dated: August 28, 2003

ATTEST:                             SSgA FUNDS


By:                           By:
   --------------------------    ---------------------------
                                        Lynn L. Anderson
                                        President

ATTEST:                             STATE STREET GLOBAL MARKETS LLC


By:                           By:
   --------------------------    ---------------------------

                              Its:
                                  --------------------------

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                                 ADDENDUM ADDING
                        SSGA DIRECTIONAL CORE EQUITY FUND

                                TO THE SSgA FUNDS
                              PLAN OF DISTRIBUTION
                             PURSUANT TO RULE 12b-1

Pursuant to Paragraph 4(b) of the SSgA Funds' Plan of Distribution Pursuant to Rule 12b-1 ("Rule 12b-1 Plan"), the undersigned parties agree that the SSGA Directional Core Equity Fund (the "Fund") be added as a "Fund" under the Rule 12b-1 Plan and further agree to be bound by the terms and conditions of the Rule 12b-1 Plan with respect to the Fund.

Notwithstanding anything to the contrary in Section 4 of the Rule 12b-1 Plan, the initial term of the Rule 12b-1 Plan with respect to the Fund shall be until April 12, 2005.

Dated: ______________, 2004

ATTEST:                             SSgA FUNDS


By:                           By:
   --------------------------    ---------------------------
                                        Lynn L. Anderson
                                        President

ATTEST:                             STATE STREET GLOBAL MARKETS, LLC


By:                           By:
   --------------------------    ---------------------------

                              Its:
                                  --------------------------

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                                 ADDENDUM ADDING
                          SSGA ENHANCED SMALL CAP FUND

TO THE SSgA FUNDS

                              PLAN OF DISTRIBUTION
                             PURSUANT TO RULE 12b-1

Pursuant to Paragraph 4(b) of the SSgA Funds' Plan of Distribution Pursuant to Rule 12b-1 ("Rule 12b-1 Plan"), the undersigned parties agree that the SSGA Enhanced Small Cap Fund (the "Fund") be added as a "Fund" under the Rule 12b-1 Plan and further agree to be bound by the terms and conditions of the Rule 12b-1 Plan with respect to the Fund.

Notwithstanding anything to the contrary in Section 4 of the Rule 12b-1 Plan, the initial term of the Rule 12b-1 Plan with respect to the Fund shall be until April 12, 2005.

Dated: ______________, 2004

ATTEST:                             SSgA FUNDS


By:                           By:
   --------------------------    ----------------------------------
                                        Lynn L. Anderson
                                        President and Chairman of the Board

ATTEST:                             STATE STREET GLOBAL MARKETS, LLC


By:                           By:
   --------------------------    ----------------------------------

                              Its:
                                  ---------------------------------

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